Exhibit 10.4

AMENDMENT NUMBER ONE

TO THE

REWARDS NETWORK INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Amendment Number One is effective as of August 16, 2010, by and between Rewards Network Inc., a Delaware corporation (the “Company”), and                  (“Holder”), and hereby amends the Restricted Stock Unit Award Agreement dated March 31, 2009 by and between the Company and Holder (the “Agreement”).

I.

The first sentence of the introductory paragraph of the Agreement is hereby amended by inserting the phrase “, as the same may be amended from time to time” immediately after the phrase “2006 Long-Term Incentive Plan” where it appears therein.

II.

Section 4.1(c)(i) of the Agreement is hereby amended in its entirety to read as follows:

“(i) Notwithstanding Section 7(f) of the Plan, if there is a Change in Control prior to the earlier of (A) June 30, 2011 and (B) the date on which the Board or the Strategic Coordination Committee of the Board terminates the process of evaluating strategic alternatives as previously announced by the Company on June 9, 2010, the vesting of the Time-based Award shall be immediately accelerated if Holder is an employee of the Company on the date of such Change in Control.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number One as of the date first written above.

REWARDS NETWORK INC.

By:
Name:	Ronald L. Blake
Title:	President and CEO

HOLDER